SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2016

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders of The Priceline Group Inc. (the "Company") was held on June 2, 2016 in New York, New York. The following proposals were voted on by the Company’s stockholders with the following results:

1.
The stockholders of the Company elected all of the Company’s nominees for election to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The votes were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Timothy M. Armstrong	41,641,673	398,386	—	2,514,285
Jeffery H. Boyd	41,272,799	767,260	—	2,514,285
Jan L. Docter	41,808,592	231,467	—	2,514,285
Jeffrey E. Epstein	41,630,850	409,209	—	2,514,285
James M. Guyette	41,390,539	649,520	—	2,514,285
Charles H. Noski	41,609,515	430,544	—	2,514,285
Nancy B. Peretsman	41,411,101	628,958	—	2,514,285
Thomas E. Rothman	41,524,389	515,670	—	2,514,285
Craig W. Rydin	41,685,213	354,846	—	2,514,285
Lynn M. Vojvodich	41,816,510	223,549	—	2,514,285

2.	A proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016 was approved as follows:

Votes For:	44,256,599
Votes Against:	251,783
Abstentions:	45,962
Broker Non-Votes:	—

3.	A proposal to approve on an advisory basis the compensation paid by the Company to its named executive officers was approved as follows:

Votes For:	41,112,382
Votes Against:	845,865
Abstentions:	81,812
Broker Non-Votes:	2,514,285

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President, General Counsel and Secretary

Date:  June 3, 2016